UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no. 3

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASY ORGANIC COOKERY, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

8090

(Primary Standard Industrial Classification Code Number)

98-0671108

 (I.R.S. Employer Identification Number)

375 N. Stephanie St. Suite 1411, Henderson, Nevada, 89014-8909

(702) 478-3388

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Toshiko Iwamoto Kato

President

Easy Organic Cookery, Inc.

375 N. Stephanie St. Suite 1411

Henderson, Nevada, 89014-8909

(702) 478-3388

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Diane D. Dalmy

Attorney at Law

8965 W. Cornell Place

Lakewood, Colorado 80227

303.985.9324 (telephone)

303.988.6954 (fax)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,500,000	$0.010	$45,000	$3.21

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3) The offering will conclude at the earlier of the sale for all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EASY ORGANIC COOKERY, INC.

4,500,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Easy Organic Cookery, Inc.  (“EOC”) and it is not presently traded on any market or securities exchange. 4,500,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.010 for the duration of the offering. The offering will conclude at the earlier of the sale for all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  EOC will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. EOC’s president,  CEO and sole director will be responsible for the sale of shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

Easy Organic Cookery is a development stage company; we have generated no revenues from operations since our inception. This prospectus shows the actions we believe that will lead to the creation of our business and operations. However, as of the date of this prospectus our auditors stated that the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern..This going concern opinion is due to the fact that we do not have enough material assets, or a source of revenue sufficient to cover our operation costs. The Company is highly dependent upon the raising of additional capital through the sale of our common stock in order to implement its business plan.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.

As of the date of this prospectus there is currently no market for the company’s shares.

The offering will conclude at the earlier of the sale for all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The date of this prospectus is May 27, 2011

.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of the most significant information contained elsewhere in this prospectus. It does not contain all the detailed information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Easy Organic Cookery, Inc.

Easy Organic Cookery, Inc. (“EOC, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on 07/06/2010 and established a fiscal year end of July 31. We are a development-stage Company that are committed to provide in our website free organic recipes, easy and fast to prepare, by developing services to deliver the right ingredients, appliances and also a complete organic food program for those who want to be healthier and have an eco friendly life style every day.

We have no arrangements in place with any of the companies identified as organic food suppliers, appliances suppliers, delivery companies or nutritionists.

We have shared office services located at 375 N. Stephanie St. Suite 1411, Henderson, Nevada, 89014, our telephone and fax number is (702) 478-3388. Our United States and registered statutory office is located at 375 N. Stephanie St. Suite 1411, Henderson, Nevada, 89014, telephone number (702) 478-3388. The Company does not own or rent any property.

As of January 31, 2011, there was US$ 5,990 of cash on hand in the corporate bank account. As of August 9, 2010, EOC had raised $10,500 through the sale of its common stock to our sole officer and director, Mrs. Toshiko Kato. The Company currently has liabilities of US$ 7,924, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,510. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any retailers for its services, and failure to raise funds will require the Company to cease operations. The Company’s President, Mrs. Toshiko Iwamoto Kato, has indicated that she may lend the Company funds in the form of a non-secured loan to meet its short to medium term (up to 12 months) financial obligations, but there is no contract in place or written agreement between the Company and Mrs. Kato and there can be no assurances that she will assist the Company in meeting its short term financial obligations.

EOC has no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

Summary of the Offering by the Company

EOC has 10,500,000 shares of common stock issued and outstanding and is registering an additional 4,500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,500,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.010 per share for the duration of the offering.. EOC will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,500,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.010.
Number of shares outstanding before the offering of common shares.	10,500,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	15,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.010.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over-the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

EOC will receive all proceeds from the sale of the common stock. If all 4,500,000 common shares being offered are sold, the total gross proceeds to the Company would be $45,000. The Company intends to use the proceeds from this offering (all the following values described are our best estimation considering the available data): (1) $5,000 in Market Research and Analysis for Organic Food; (2) $3,500 in Legal and regulatory research; (3) $2,000 in the Development of the detailed services concept; (4) $2,500 in the Development of the detailed Marketing Plan; (5) $2,500 in Suppliers selections and partnership; (6) $8,000 in Hiring nutritionists' services for organic recipes elaboration; (7) $11,000 in Website development; (8) $1,500 in Transfer Agent & Printing; (9) $6,000 in Legal & Accounting; (10) $3,000 in Stationery & copy. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,510 are being paid for by EOC.

Termination of the offering

The offering will conclude at the earlier of the sale for all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. EOC may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. EOC has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of January 31, 2011
Total Assets	US$ 5,990
Total Liabilities	US$ 7,924
Stockholder’s Deficit	$(1,934) *See balance sheets in the financial statement
Operating Data	07/06/2010 through January 31, 2011
Revenue	$0.00
Net Loss	US$6,410
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, EOC has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. EOC should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REGARDING OUR COMPANY, THERE IS A RISK ASSOCIATED WITH INVESTING IN OUR BUSINESS

Our auditors have issued a going concern opinion regarding our Company, as we do not have material assets, nor do we have operations or a source of revenue sufficient to cover our operation costs.  The Company has a deficit accumulated since inception (July 6, 2010) through January 31, 2011 of ($6,410).  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business operations, or merge with an operating company.

There is no assurance that the Company will be successful in either situation in order to continue as a going concern. The sole officer and director has committed to advancing certain operating costs of the Company.

The ability of the Company to continue is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.  The Company is funding its initial operations issuing Founder’s shares.   As of August 9, 2010, the Company had issued 10,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,500.

We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. EASY ORGANIC COOKERY’s assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The company has 75,000,000 authorized shares, of which only 10,500,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s sole officer and director, Mrs. Kato, owns 100% of the outstanding shares and will own 70% after this offering is completed. Accordingly, she will have full control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mrs. Kato may still differ from the interests of the other stockholders.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORSEEABLE FUTURE AND AS SUCH OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR INVESTMENT UNLESS THEY SELL THEIR SHARES OF COMMON STOCK

We do not anticipate paying dividends on our common stock in the near future, but plan rather to retain earnings, if any, for growth and expansion of our business.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have estimated costs of $45,000, related to: (1) $5,000 in Market Research and Analysis for Organic Food; (2) $3,500 in Legal and regulatory research; (3) $2,000 in the Development of the detailed services concept; (4) $2,500 in the Development of the detailed Marketing Plan; (5) $2,500 in Suppliers selections and partnership; (6) $8,000 in Hiring nutritionists' services for organic recipes elaboration; (7) $11,000 in Website development; (8) $1,500 in Transfer Agent & Printing; (9) $6,000 in Legal & Accounting; (10) $3,000 in Stationery & copy.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

THIS OFFERING IS AIMING TO RAISE $45,000 WITH WHICH WE BELIEVE IS THE IDEAL AMOUNT TO START OUR OPERATION UNTIL THE COMPANY BEGINS TO GENERATE REVENUE OR ACQUIRE FINANCING RESOURCES. EVEN IF WE SUCCEED TO RAISE THIS ENTIRE AMOUNT, FAILING TO MANAGE IT PROPERLY OR IF IT IS NOT ENOUGH UNTIL THE COMPANY CAN OPERATE BY ITSELF MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

The amount of $45,000 was estimated (see section “Plan of Operation” on page 41) using our best efforts and information available in order to create the condition to start the operation of the Company. In the case of our estimation fails, we will need to look for more financial resources. If we cannot raise more investments to fund the start of our operation, we may be forced to periodically interrupt our activities or even stop it at all.

Even if all the $45,000 is raised, the success to start our operation will depend on our ability to manage and perform all the planned actions within this budget and the planned time. Considering that Company’s sole officer and director does not have specific experience in the internet services for organic cookery market and in managing a company like Easy Organic Cookery, there is a possibility that what was planned cannot be fully accomplished, due to mistakes that may occur due to her specific inexperience. Consequently, it may lead to the need to acquire more investments or even hire better qualified third party consultants. If we cannot raise more funds or hire the required professionals, we may be forced to periodically interrupt our activities or even stop it at all.

For this reason, each prospective purchaser of the offered shares could lose a substantial amount, or all, of his or her investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

Because our sole officer and director may be unwilling or unable to loan or advance any additional capital to EASY ORGANIC COOKERY, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Besides, if we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

EASY ORGANIC COOKERY is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 6, 2010 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services and products, the entry of new competitors into the internet services for organic cookery, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the internet services for organic cookery and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN AND SALES STRATEGY MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS AND PARTNERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing and sales activities and may not be able to make our portfolio of products and services known to potential customers and partners. Because we will be limiting our marketing and sales activities, we may not be able to attract enough customers and partners to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Mrs. Kato, our sole officer and director, has other business interests and currently devotes approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mrs. Kato, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the Company’s business. However, she may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business.,There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IT MAY BE IMPOSSIBLE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the selling of products and services for organic cookery, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

Moreover, as planned, we anticipate the need of contracting nutritionists to help us in the development of organic cookery recipes and information concerning nutritional facts about them, as our sole officer and director has limited experience in this field. If we do not succeed in finding, contracting or retaining skilled nutritionists, an important part of our business will be affected, which may lead to the suspension of our operation or the cession of it completely.

SINCE OUR SOLE OFFICER AND DIRECTOR RESIDES IN SAO PAULO, BRAZIL, THE COMPANY MAY FACE SOME DIFFICULTIES DEVELOPING ITS BUSINESS IN THE UNITED STATES

Since our management’s residence is in the city of Sao Paulo, in Brazil, her ability to start and manage our business in the United States is limited. Due to this fact, all the contact with our possible suppliers and partners will not be in person, what can negatively affect the results of a partnership or business negotiation.  If we cannot establish the proper relationship with our possible suppliers and partners, our business will fail, resulting in the total loss of our shareholders investments.

WE MAY NOT BE ABLE TO FIND SUITABLE SUPPLIERS AND CLOSE PARTNERSHIPS REQUIRED FOR OUR BUSINESS TO WORK.

An important part of our business concept and of revenue generation will rely on our ability to select and retain organic food suppliers and cookware suppliers. If we are unable to find suitable suppliers and we do not have the ability to have profitable partnerships with them, our operation would be affected. In this case, our ingredient delivery service could fail and our revenue would decrease without the commission coming from the cookware selling.

Therefore, our operation, revenue and financial success could be severely affected, resulting in the suspension of our operation or the cession of it completely.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING EASY ORGANIC COOKERY’S BUSINESS, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running an internet service for selling products and services for organic cookery. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

BECAUSE WE ARE NOT ESTABLISHED, OUR PRODUCTS,  SERVICES AND NAME HAVE LITTLE, IF ANY, NAME RECOGNITION, WE MAY BE PREVENTED FROM GENERATING REVENUES, WHICH WILL REDUCE THE VALUE OF YOUR INVESTMENT

Because we are a new company with new services and products and we have not conducted advertising, there is little or no recognition of our name. As a result, consumers may search services and products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ADJUSTMENTS ON ITS WEBSITE IN A TIMELY MATTER, WHICH WOULD DIRECTLY AFFECT OUR BUSINESS

In the case of any problem on our Website, due to an attack by hackers, viruses or any other factor, it is fundamental to resolve the problem almost immediately, as we are dependent on our website to generate revenue. Because the Company does not have an exclusive technician to detect and deal with any  problem with our website, it may take us some time to realize that a problem exist and after that, it may take long time until we find a capable and available technician to solve our website issue.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.010. The following table sets forth the uses of proceeds assuming the sale of 25% ($11,250.00), 50% ($22,500.00), 75% ($33,750.00) and 100% ($45,000.00), respectively, of the securities offered for sale by the Company.

The use of proceeds will be from the net proceeds received after the costs associated with this filing, assuming the sale of 25% ($3,750.00), 50% ($15,000.00), 75% ($26,250.00) and 100% ($37,500.00), respectively. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by EOC and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.010 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on 07/06/2010. The Company’s sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.010
Net tangible book value per share before offering	$(0.0002)
Potential gain to existing shareholders	$45,000
Net tangible book value per share after offering	$0.0022
Increase to present stockholders in net tangible book value per share after offering	$0.0022
Capital contributions	$45,000
Number of shares outstanding before the offering	10,500,000
Number of shares after offering held by existing stockholders	10,500,000
Percentage of ownership after offering	70.0%
Aggregate amount post-offering book value	$35,556
Aggregate amount post-offering book value per share	$0.0024
Number of shares post-offering	15,000,000
Percentage of shares owned by new shareholders after the offering	30%
Dollar amount contributed by existing shareholders after offering	$10,500
Dollar amount contributed by new shareholders after offering	$45,000
Percentage of total capital contributed by existing shareholders after the offering	18.9%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.010
Dilution per share	$0.008
Capital contributions	$45,000
Percentage of capital contributions	81.1%
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	30%
Aggregate amount post-offering book value	$35,556
Aggregate amount post-offering book value per share	$0.0022
Number of shares post-offering	15,000,000
Percentage of shares owned by existing shareholders after the offering	70%
Dollar amount contributed by existing shareholders after offering	$10,500
Percentage of total capital contributed by existing shareholders after the offering	$18.9%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.010
Dilution per share	$0.008
Capital contributions	$33,750
Percentage of capital contributions	76.3%
Number of shares after offering held by public investors	3,375,000
Percentage of ownership after offering	24.3%
Aggregate amount post-offering book value	$24,306
Aggregate amount post-offering book value per share	$0.00175
Number of shares post-offering	13,875,000
Percentage of shares owned by existing shareholders after the offering	75.7%
Dollar amount contributed by existing shareholders after offering	$10,500
Percentage of total capital contributed by existing shareholders after the offering	23.7%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.010
Dilution per share	$0.009
Capital contributions	$22,500
Percentage of capital contributions	68.2%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	17.6%
Aggregate amount post-offering book value	$13,056
Aggregate amount post-offering book value per share	$0.001
Number of shares post-offering	12,750,000
Percentage of shares owned by existing shareholders after the offering	82.4%
Dollar amount contributed by existing shareholders after offering	$10,500
Percentage of total capital contributed by existing shareholders after the offering	31.8%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.010
Dilution per share	$0.010
Capital contributions	$11,250
Percentage of capital contributions	51.7%
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	9.7%
Aggregate amount post-offering book value	$1,806
Aggregate amount post-offering book value per share	$0.0002
Number of shares post-offering	11,625,000
Percentage of shares owned by existing shareholders after the offering	90.3%
Dollar amount contributed by existing shareholders after offering	$10,500
Percentage of total capital contributed by existing shareholders after the offering	48.3%

PLAN OF DISTRIBUTION

10,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,500,000 shares of its common stock for possible resale at the price of $0.010 per share.

EOC will receive all proceeds from the sale of those shares. The price per share is fixed at $0.010. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.010 until a market develops for the stock.

We intend to seek a quoting with the OTCBB, if we are unable to get a Broker Dealer to apply to the OTCBB or are unable to receive approval to quote in the OTCBB, we may wish to apply to the Pink Sheets. As our current attorney Mrs. Dalmy is unable to provide a legal opinion for the Pink Sheets, the Company would have to retain a different attorney.

The offering will conclude at the earlier of the sale for all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. EOC may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

EOC will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 70.0% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF THE COMPANY.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, EOC will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Diane D. Dalmy, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

On 07/06/2010, Mrs. Toshiko Iwamoto Kato, president,  CEO and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of July 31. The objective of this corporation is to enter into the organic recipes, ingredients and appliances provider industry.

After the Company has raised its initial capital Mrs. Kato intends to hire a local Company president for day to day operations while she maintains her role as CEO. Mrs. Kato intends to visit the United States as required to further the Company’s business objectives.

Executive Summary

Our Company believes that the search for a healthier life is linked directly to improvements in our eating habits and how we choose our foods. It seems to be a concern on the mind of many individuals who are also trying to have an eco friendly life style, lowering the impact of the human beings on the environment.

EOC believes that the concept behind organic foods is aligned with ecological concerns as their production has lower environmental impact. The techniques used include but are not limited to, no artificial fertilization, alternative livestock diseases prevention and no pesticides. For instance, rather than using chemical weed killers, organic farmers may conduct sophisticated crop rotations and spread mulch or manure to keep weeds at bay. They may use other species of insects to eradicate harmful insects rather than environmentally harmful pesticides   Organic farming practices are designed to encourage soil and water conservation and reduce pollution (more information on: http://en.wikipedia.org/wiki/Organic_farming).

 Easy Organic Cookery will assist its users in making a smaller environmental footprint by making available free organic recipes that will be developed to be easy and fast to prepare, while providing a service to deliver the right ingredients, and appliances required for meal preparation.  A complete organic food program with meal planning will be available for those who want to be healthier and have an eco friendly life style every day.

The market for organic foods is growing year over year, and is a flourishing market. Research from The Natural Marketing Institute (NMI) released in 2008 revealed that consumers are increasingly incorporating organic foods into their lifestyles. “Total household penetration across six product categories has risen from 57 percent in 2006 to 59 percent in 2007 (source: http://www.grabstats.com/statmain.asp?StatID=1176). The research also showed that the number of core users has increased from 16 percent in 2006 to 18 percent in 2007.” Source: http://www.grabstats.com/statmain.asp?StatID=1177.

Our differentiation is going to be to not only providing free organic recipes, but make them easy and fast to prepare, helping everyone to practice not only their cookery abilities but also to have a healthier life with green awareness.

We intend to create a fully functional website (www.easyorganicookery.com) and post free organic recipes as a way to attract individuals who also will choose one of our personalized services. We have secured the web domain and the current website is a template of what we expect to further develop. The website is still under construction.

•

Easy Organic Cookery (EOC): by selecting any of our free organic recipes, all the ingredients and appliances needed to prepare them can be delivered to the comfort of your home, making them easy and fast to prepare. We have not yet contacted, hired or established any partnerships with potential suppliers.

•

Easy Organic Cookery Plus (EOC+): the right choice for those who want a healthier and tasty meal but do not want the trouble of planning what to eat and buying the ingredients every day. It will be possible to choose the days, weeks or months when someone wants to have an organic meal. Then our nutritionists will plan and select the right amount of balanced organic recipes to fulfill your nutritional and dietary requirements through tasteful and delicious meals! Our service will deliver all the ingredients needed at the comfort of your home. We have not yet contacted, hired or established any partnerships with potential suppliers, delivery companies or nutritionists.

Therefore we expect to generate revenue by:

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Receiving commission from the sales of our partners’ organic ingredients and appliances, yet to be negotiated with potential suppliers

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Services fee from EOC+, the fee amount is yet to be defined

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Advertisements from our future partners and companies related to our business (organic foods, healthy nutritional habits, eco life style, green awareness). We have not  contacted any company yet

We believe that Easy Organic Cookery will also attract individuals who are seeking a correct and balanced diet for diabetes, losing weight or even athletes who need a help to be on track for their special nutritional and dietary requirements.

Our mission: we are committed to provide recipes that will get the best from the organic foods, giving our customers the pleasure of easily preparing these tasteful meals, never forgetting our social and environmental responsibilities towards our planet.

We have not yet developed any organic recipe and we have not identified and/or entered into any arrangement with respect to the sale of any of our potential future partners’ organic ingredients.

We haven’t listed or researched the appliances that we expect to provide, as it is dependent on the recipes yet to be developed. Accordingly, we have no knowledge of any source and/or availability of such appliances and we still need to plan how we expect to distribute these appliances, depending on the supplier.

We do not plan to purchase and sell organic food directly, but rather to have as yet unidentified third party suppliers/partners deliver directly to your customers all of the ingredients needed to prepare our free organic recipes under our EOC business model and those planned and selected by our nutritionists under our EOC+ business model.

We expected that all of the ingredients necessary to prepare such recipes and meal plans shall be sourced from multiple suppliers/partners, which would allow us to possibly always have a supplier nearby our clients, resulting in faster delivery and fresher ingredients. We plan on establishing a commissioning policy for each supplier/partner. We expect that our suppliers will be able to deliver the products to our clients using their existing structure. If one or all of our suppliers can’t provide delivery service, we would have to hire a third party delivery company and, in this case, we would charge a delivery fee to our clients. In order to keep the delivery cost down, we intend to seek for several clients who live in the same area, so, more deliveries would be made at each time.

Market Analysis

According to the website Wikipedia, “Organic food is the fastest growing sector of the American food marketplace. Organic food sales have grown by 17 to 20 percent a year for the past few years while sales of conventional food have grown at only about 2 to 3 percent a year. In 2003 organic products were available in nearly 20,000 natural food stores and 73% of conventional grocery stores.” Source: http://en.wikipedia.org/wiki/Organic_food

The Organic Trade Association’s 2010 Organic Industry Survey also reinforces the potential of organic food marketplace:

•

“Organic product sales in 2009 grew by 5.3 percent overall, to reach $26.6 billion. Of that figure, $24.8 billion represented organic food. The remaining $1.8 billion were sales of organic non-foods. While total U.S. food sales grew by only 1.6 percent in 2009, organic food sales grew by 5.1 percent. Experiencing the most growth, organic fruits and vegetables, which represent 38 percent of total organic food sales, reached nearly $9.5 billion in sales in 2009, up 11.4 percent from 2008 sales. Most notable, organic fruits and vegetables now represent 11.4 percent of all U.S. fruit and vegetable sales.” Source: www.organicnewsroom.com/2010/04/us_organic_product_sales_reach_1.html

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“Mass market grocery stores represent the largest single distribution channel, accounting for 38 percent of organic food sales in 2006. This is up from a 35 percent share of total sales in 2005. The natural food channel is still strong. The sales of larger grocery natural food stores combined with smaller independent natural food stores and chains accounts for 44 percent of organic food and beverage sales. Mass merchandisers and club stores, food service, internet/mail order and farmers’ markets represent 8 percent, 4 percent, 2.2 percent, and 2 percent of organic food sales, respectively. Source: http://www.ota.com/definition/quickoverview.html

•

New research from The Natural Marketing Institute (NMI) released in 2008 reveals that consumers are increasingly incorporating organic into their lifestyles. Total household penetration across six product categories has risen from 57 percent in 2006 to 59 percent in 2007. The research also showed that the number of core users has increased from 16 percent in 2006 to 18 percent in 2007 Source: http://www.grabstats.com/statmain.asp?StatID=1176/ http://www.grabstats.com/statmain.asp?StatID=1177

•

According to the National Restaurant Association’s 2007 Restaurant Industry Forecast, chefs ranked organic food as third on a list of the top 20 items for 2007 (Source: http://www.grabstats.com/statmain.asp?StatID=1178). Also, more than half of fine-dining operators who serve organic food anticipated these items would represent a larger portion of sales in 2007. In addition, casual- and family-dining operators expected organic items to represent a larger proportion of their sales in 2007.” Source: http://www.grabstats.com/statmain.asp?StatID=1179.

Management feels that there is a large potential growth in the development of online sales of Organic foods. Easy Organic Cookery intends to penetrate this market using a strategy of attracting customers to buy organic foods and related appliances by offering free organic recipes with a well structured cookery and nutritional planning service.

In a recently report called “Organic Food Pool”, released on 02/08/2010 by Consumer Reports National Research Center, telephone survey conducted among 1,015 random adults, discovered that “overall, slightly more than half of consumers (53%) said they buy organic food products. Those most likely to buy organic:

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Residents of the West (60%)

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Age 18-34 years (60%)

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Women (57%)”

	QJ1 - Do you buy organic food, such as produce, meat or dairy products?

		Gender		Age			Household Income			Region
	TOTAL	Men	Women	18-34	35-54	55+	<$40K	$40-74K	$75K+	N East	Midwest	South	West
RESPONDENT BASE	998	484	514	305	380	310	299	255	277	186	220	367	225
	%	%	%	%	%	%	%	%	%	%	%	%	%
Yes	53	49	57	60	51	49	56	48	56	48	47	55	60
No	47	51	42	40	49	50	44	52	44	51	52	45	40
Don't know	0	0	1			1			0	1	1	0

Source: http://greenerchoices.org/pdf/OrganicFood%20Poll_Public%20Release_Feb%202010.pdf

Considering this survey and the fact we are a developing-stage company, our initial target market is going to be based on the following market segmentation:

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Gender: female, the survey showed women are more likely to buy organic food than men. This means Easy Organic Cookery will initially develop recipes and services that compliment the needs, tastes and habits of women.

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Age: from 18 to 34, although this age range represents only 31% of the respondents in the pool, it has the highest rate of organic food acceptance. Therefore we will also concentrate on the development of recipes and services that fulfill the needs and the habits of this segment. After establishing a solid position in this segment, we intend to target the age range of 35 to 54, which represents 38% of the respondents and is the second in organic food acceptance.

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Geographical: residents of the Western USA will be the main region which we will focus our marketing research, actions and resources, since the survey indicates this geographical area to have the highest organic acceptance.

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Customer’s profile: those who are seeking healthier alimentation habits, have green awareness, love cooking and have a household income higher than $75,000; this market segment has 56% of organic acceptance, as presented in the survey.

Organic food suppliers play a fundamental role to our business as part of the planned revenue depends on the receiving commission from the sales of their products. Our initial internet research revealed some interesting companies which we can discuss possible business agreements with and start to develop recipes considering their products:

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Arrowhead Mills (www.arrowheadmills.com): a pioneer and leader in organic baking, mixes, grains, cereals and nut butters since 1960.

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De Boles (www.deboles.com): a unique pasta brand known especially for its Jerusalem artichoke flour products. DeBoles also markets semolina, whole wheat, and rice flour pastas. In addition, DeBoles offers certified organic pastas

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Hollywood (www.hollywoodoils.com): the U.S. leader in safflower oil, Hollywood is known for its high quality canola and peanut oils, as well as carrot juice

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Spectrum Organics (www.spectrumorganics.com): maker of natural and organic culinary oils, vinegars, condiments and butter substitutes under "Spectrum Naturals®" and essential fatty acid nutritional supplements under "Spectrum Essentials®".

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Sunspire (www.worldpantry.com/cgi-bin/ncommerce3/ExecMacro/nspired/sunspire/home.d2w/report):  all natural and organic chocolate products for baking, snacking and candy making

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Walnut Acres (www.walnutacres.com): organic juices, canned soups, salsas and sauces

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Westbrae Natural (www.westbrae.com): a vegetarian inspiration since 1970, providing products for nutritious meals centered on vegetables, whole grains, soups and beans

We also intend to explore organic certified products in order to bring more reliability and quality to our recipes. The United States Department of Agriculture has a National Organic Program, which is responsible for the USDA Organic certification for producers and handlers of agricultural products that follow the NOP regulations. Also there is the Fair Trade Certification (FTC) from TransFair USA (more details about Fair Trade Certification please refer to “Social & Environmental responsibilities” chapter), which we found that there are interesting potential suppliers to make business agreements with us, such as:

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Costco - selling Kirkland Signature FTC Coffee

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Fred Meyer - selling FTC coffee, chocolate, tea

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Giant - selling FTC flowers, coffee, tea, chocolate

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Kroger - selling FTC coffee, chocolate, tea

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Safeway - selling FTC coffee, tea, sugar

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Sam's Club - selling Member’s Mark® coffee, Neu Direction FTC wine, Peterson Farms FTC Sweetened Dried Triple Cherry & Cherry Berry Blend, FTC bananas, & online FTC flowers

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Target - selling Wandering Grape FTC wines, Archer Farms FTC coffee

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Trader Joe's - selling FTC coffee

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Wal-Mart - selling Sam's Choice FTC coffee, Peterson Farms FTC Chocolate Covered Dried Cherries

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Wegman's - selling FTC coffee, tea, chocolate, sugar

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Whole Foods Market - selling FTC coffee, tea, chocolate, wine, sugar, energy bars, body care products, flowers, rice

Source: www.transfairusa.org

We have no arrangements in place with any of the companies identified as organic food suppliers.

Description of our Services

Our business will be based on the development of the website www.easyorganicookery.com, from which we expect to attract customers who are interested in our free organic recipes and then convert them to contract our personalized services:

•

Easy Organic Cookery (EOC): by selecting any of our free organic recipes, all the ingredients and appliances needed to prepare them can be delivered to the comfort of your home, making them easy and fast to prepare. We have not yet contacted, hired or established any partnerships with potential suppliers.

•

Easy Organic Cookery Plus (EOC+): the right choice for those who want a healthy  tasty meal but do not want the trouble of planning what to eat and what to buy for daily or weekly meal planning. It will be possible to choose the days, weeks or months when someone wants to have an organic meal. Then our nutritionists will plan and select the right amount of balanced organic recipes to fulfill your nutritional and dietary requirements through tasteful and delicious meals. Our service will delivery all the ingredients needed to the comfort of their home. We have not yet contacted, hired or established any partnerships with potential suppliers, delivery companies or nutritionists.

The recipes will be developed by the nutritionists considering the best balance among healthy, tasty and available ingredients. Nutritional information will be available in all recipes and for some of them a special label will be posted to indicate meals designed to lose weight, or take into consideration special requirements such as diabetics and athletes. Management believes these three markets will be the largest users of EOC and EOC+.

Initially we intend to contract the services of third party licensed nutritionists to create the original organic recipes. Then, depending on the demand for EOC+, we will evaluate the need to contract full time nutritionists to support the services provided.

Most of the recipes’ ingredients will be chosen from the suppliers we intend to partnership with.

The recipes are planned to be organized by:

•

Ingredients (vegetables, fruits, pasta, meat, seafood and poultry)

•

Time to be ready (15, 30, 60 and 120 minutes)

•

Special labels (Losing weight, Diabetics and Athletes)

•

Season or occasion (Thanksgiving, Christmas, Easter, Halloween, Passover, Summer, Winter, Spring, Autumn)

We are planning on offering the following options of EOC:

•

Buy only the ingredients of the organic recipe chosen from our website, or

•

Buy only the appliances to prepare the chosen organic recipe, or

•

Buy the ingredients and appliances to prepare the chosen organic recipe.

The options of EOC+ are planned to be;

•

Recipes selection:

o

Pre-defined: standard, low calories, vegetarian, losing weight, diabetic and athletes;

o

Choose your recipes: select the organic recipes that are posted at the website to be delivered at your home.

•

For breakfasts, snacks, lunches or dinners

•

Schedule when the recipes and ingredients will be delivered:

o

At specific day(s);

o

Daily

o

Weekly

o

Monthly

Competitive Advantages

Currently, we are not offering any services or selling any product in our website yet, as we are still in the development stage of our company.

We believe that our main advantage will be our services, planned and developed to make organic cookery easy, fast and delicious, or in other words, respecting the taste, and lifestyle requirements of our customers.

Our organic recipes will be developed specially by licensed nutritionists who understand what our target market requires. Our services will complete our value offer of organic recipes, bringing comfort, ease, and pleasure to customers preparing their own meals while reducing their environmental footprint.

Besides, offering organic recipes with the special labels for diabetics, athletes and those who want to lose weight the company feels it can also distinguish itself from the competition, such as Planet Organic (www.planetorganic.ca/goodfood/recipecorner), Green Foot Steps (www.greenfootsteps.com/organic-healthy-recipes.html) and Organic Authority (www.organicauthority.com/organic-food-recipes/) which only offer recipes, and do not offer any additional services, or products.

 We expect to have a significant distinction from our competition due to our business model, where we plan to offer different services and products from those available on our competitors’ websites.

Marketing

Since we are initially targeting the market segment of 18 to 34, we believe the internet will play an important marketing vehicle to get Easy Organic Cookery known. Bearing this in mind, our plan consists of:

•

Facebook (www.facebook.com): by creating a profile for Easy Organic Cookery, we expect to join a community interested in organic food, healthy eating habits, social and environmental responsibilities. In this way, we can make our business known and attract more potential users to our services

•

Twitter (www.twitter.com): by posting information about organic foods, healthy eating habits and our latest organic recipes, we intend to promote our business and attract more users to our website. Also, by encouraging our users to post opinions and suggestions about our organic recipes and services we expect to raise interest to our business

•

You Tube(www.youtube.com): we are planning in the future, after we have enough funds and are already in operation, to have videos explaining how to prepare our organic recipes done by our nutritionists and also by our users

•

Internet search engines: verify how to be best rated in the search engines when someone is looking for organic recipes, healthy eating habits, food delivery services and subjects related to our business

Also we plan to advertise on the website products and services related to organic food and healthy eating habits, such as the Organic Consumers Association (www.organicconsumers.org) and to participate in expositions and forums, such as the Natural Marketplace Show (www.naturalmarketplaceshow.com  – “the official trade show of the Natural Products Association”) and The Natural Products Expo West (www.expowest.com/ew11/public/enter.aspx - “the premier trade show for the natural, organic and healthy products industry, identifying the bestsellers of today and the trends of tomorrow”).

Social & Environmental responsibilities

The Company intends to make a charitable donation of 3% of its net profit in social and environmental actions related to organic food. One organization that caught our attention is TransFair USA, which has an interesting certification program called “Fair Trade Certification”:

“Fair Trade Certification empowers farmers and farm workers to lift themselves out of poverty by investing in their farms and communities, protecting the environment, and developing the business skills necessary to compete in the global marketplace. Fair Trade is much more than a fair price, Fair Trade principles include:

•

Fair price: Democratically organized farmer groups receive a guaranteed minimum floor price and an additional premium for certified organic products. Farmer organizations are also eligible for pre-harvest credit.

•

Fair labor conditions: Workers on Fair Trade farms enjoy freedom of association, safe working conditions, and living wages. Forced child labor is strictly prohibited.

•

Direct trade: With Fair Trade, importers purchase from Fair Trade producer groups as directly as possible, eliminating unnecessary middlemen and empowering farmers to develop the business capacity necessary to compete in the global marketplace.

•

Democratic and transparent organizations: Fair Trade farmers and farm workers decide democratically how to invest Fair Trade revenues.

•

Community development: Fair Trade farmers and farm workers invest Fair Trade premiums in social and business development projects like scholarship programs, quality improvement trainings, and organic certification.

•

Environmental sustainability: Harmful agrochemicals and GMOs are strictly prohibited in favor of environmentally sustainable farming methods that protect farmers’ health and preserve valuable ecosystems for future generations.

TransFair USA, a non-profit organization, is the only independent, third-party certifier of Fair Trade products in the U.S. and one of 20 members of Fairtrade Labeling Organizations International (FLO). TransFair’s rigorous audit system, which tracks products from farm to finished product, verifies industry compliance with Fair Trade criteria. TransFair allows U.S. companies to display the Fair Trade Certified label on products that meet strict Fair Trade standards.”

Source: www.transfairusa.org/

 We have not entered into any agreements with TransFair USA.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the organic recipes, ingredients and appliances provider industry. However, we still need to verify certifications and possible government approvals needed to execute our business.

We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, EOC has no permanent staff other than its sole officer and director, Mrs. Toshiko Iwamoto Kato, who is the President, CEO and Chairman of the Company. Mrs. Kato is employed elsewhere and has the flexibility to work on EOC up to 15 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. When the Company raises enough funds and resumes the work on its current Internet website template (www.easyorganicookery.com), it will hire an independent consultant for the further development and finalization of the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

January 31, 2011

Unaudited

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDER'S DEFICIT

STATEMENTS OF CASH FLOW

NOTES TO FINANCIAL STATEMENTS

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

BALANCE SHEETS
Unaudited

	January 31, 2011	July 31, 2010
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$5,990	$-
TOTAL ASSETS	$5,990	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,500	$5,250
Loans from Related Party	1,424	774
TOTAL CURRENT LIABILITIES	7,924	6,024
TOTAL LIABILITIES	$7,924	$6,024

STOCKHOLDER'S EQUITY
Capital stock (Note 5)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,500,000 shares of common stock	10,500	10,500
Additional Paid in Capital	-	-
Subscription Receivable	-	(10,500)
Deficit accumulated during the development stage	(12,434)	(6,024)
TOTAL STOCKHOLDER'S DEFICIT	(1,934)	(6,024)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$5,990	$-

The accompanying notes are an integral part of these financial statements.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Unaudited

			Cumulative results
	3 months	6 months	from inception
	ended	ended	(July 6, 2010) to
	January 31, 2011	January 31, 2011	January 31, 2011
REVENUE

Revenues	$-	$-	$-
Total revenues	$-	$-	$-

EXPENSES

Office and general	$-	$1,410	$2,184
Professional fees	3,500	5,000	10,250
Total Expenses	$3,500	$6,410	$12,434

NET LOSS	$(3,500)	$(6,410)	$(12,434)

BASIC LOSS PER COMMON SHARE	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,500,000	10,500,000

The accompanying notes are an integral part of these financial statements.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER'S DEFICIT
From inception (July 6, 2010) to January 31, 2011

Unaudited

					Deficit
	Common Stock				accumulated
			Additional	Share	during the
	Number of		Paid-in	Subscription	development
	shares	Amount	Capital	Receivable	stage	Total

At inception (July 6, 2010)	-	$-	$-	$-	$-	$-

Common stock issued for Cash at $0.001 per share on July 30, 2010 10,500,000		10,500	-	(10,500)
					-	-

Net loss for the period ended
July 31, 2010					(6,024)	(6,024)

Balance, July 31, 2010	10,500,000	10,500	-	(10,500)	(6,024)	(6,024)

Subscriptions Proceeds August 9, 2010				10,500		10,500

Net loss for the period ended
January 31, 2011					(6,410)	(6,410)

Balance, January 31, 2011	10,500,000	$10,500	$-	$-	$(12,434)	$(1,934)

The accompanying notes are an integral part of these financial statements.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOW
Unaudited

	6 months	July 6, 2010
	ended	(inception date) to
	January 31, 2011	January 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(6,410)	(12,434)
Adjustment to reconcile net loss to net cash
used in operating activities
Increase (decrease) in accrued expenses	1,250	6,500

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	(5,160)	(5,934)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	10,500	10,500
Loan from related party	650	1,424
NET CASH PROVIDED BY FINANCING ACTIVITIES
	11,150	11,924

NET INCREASE ( DECREASE) IN CASH	5,990	5,990

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$5,990	$5,990

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

EASY ORGANIC COOKERY, INC.

(A Development Stage Company)

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

January 31, 2011

NOTE 1 – FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at January 31, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s July 31, 2010 audited financial statements.  The results of operations for the period ended January 31, 2011 are not necessarily indicative of the operating results for the full year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLE

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates.  Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur, more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes are made in estimates as circumstances warrant.  Such changes in estimates and refinement of estimation methodologies are reflected in the statements.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

EASY ORGANIC COOKERY, INC.

(A Development Stage Company)

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

January 31, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLE (continued)

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The Company has, as of January 31, 2010, an accumulated deficit during the development stage of $12,434.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financials do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

EASY ORGANIC COOKERY, INC.

(A Development Stage Company)

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

January 31, 2011

NOTE 4 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $1,424 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 5 - STOCKHOLDER'S DEFICIT

On July 30, 2010, the Company issued 10,500,000 shares of its common stock for cash of $10,500. The Company received $10,500 from the investor on August 9, 2010.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

July 31, 2010

Audited

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDER’S DEFICIT

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Easy Organic Cookery, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Easy Organic Cookery, Inc. (A Development Stage Company) as of July 31, 2010 and the related statements of operations, stockholder’s deficit and cash flows from inception (July 6, 2010) through July 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Easy Organic Cookery, Inc. (A Development Stage Company) as of July 31, 2010 and the results of its operations and cash flows from inception (July 6, 2010) through July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

August 13, 2010

2580 Anthem Village Dr., Henderson, NV  89052

Telephone (702) 563-1600 ●  Facsimile (702) 920-8049

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

BALANCE SHEET
(Audited)

July 31, 2010

ASSETS

CURRENT ASSETS
Cash	$-
TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,250
Advances from related party	774
TOTAL CURRENT LIABILITIES	6,024
TOTAL LIABILITIES	6,024

STOCKHOLDER'S DEFICIT
Common stock (Note 5)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,500,000 shares of common stock	10,500
Subscription receivable	(10,500)
Deficit accumulated during the development stage	(6,024)
TOTAL STOCKHOLDER'S DEFICIT	(6,024)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$-

The accompanying notes are an integral part of these financial statements

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS
(Audited)

From inception
(July 6, 2010) to
July 31, 2010
REVENUE

Revenues	$-
Total revenues	$-

EXPENSES

Office and general	774
Professional fees	5,250
Total expenses	$6,024

NET LOSS	$(6,024)

BASIC LOSS PER SHARE
$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC

1,260,000

The accompanying notes are an integral part of these financial statements

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S DEFICIT
From inception (July 6, 2010) to July 31, 2010
(Audited)

				Deficit
				accumulated
	Common Stock			during the
	Number of		Subscription	development
	shares	Amount	Receivable	stage	Total
At inception, (July 6, 2010)	-	$-	$-	$-	$-

Founder’s stock issued , at $0.001	10,500,000	10,500	(10,500)	-	-

Net loss	-	-	-	(6,024)	(6,024)

Balance, July 31, 2010	10,500,000	$10,500	$(10,500)	$(6,024)	$(6,024)

The accompanying notes are an integral part of these financial statements

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
(Audited)
From inception
(July 6, 2010) to
July 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,024)
Change in operating assets and liabilities
Increase in accounts payable	5,250

NET CASH USED IN OPERATING ACTIVITIES
(774)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	774
NET CASH PROVIDED BY FINANCING ACTIVITIES
774

NET INCREASE IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$-

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

NON CASH FINANCING ACTIVITIES
Subscription receivable	$(10,500)

The accompanying notes are an integral part of these financial statements

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

July 31, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on July 6, 2010 and established a fiscal year end of July 31. It is a development-stage Company in accordance with FASB ASC 915 Financial Reporting for Development Stage Entities. Our website is planned to offer free organic recipes that is meant to be easy and fast to prepare. The website is planned to also provide services to deliver the right ingredients, appliances and a complete organic food program for those who want to be healthier and have an eco-friendly life style every day.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholder’s deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Advertising
Advertising costs are expensed as incurred. As of July 31, 2010, no advertising costs have been incurred.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

July 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board ("FASB") issued authoritative guidance which established the FASB Standards Accounting Codification ("Codification") as the source of authoritative GAAP recognized by the FASB to be applied to nongovernmental entities, and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants.  The Codification supersedes all the existing non-SEC accounting and reporting standards upon its effective date and, subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts.  The guidance is not intended to change or alter existing GAAP. The guidance became effective for the Company upon inception on July 6, 2010.  The guidance did not have an impact on the Company's financial position, results of operations or cash flows.  All references to previous numbering of FASB Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts have been removed from the financial statements and accompanying footnotes.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging). ASU 2010-11 improves disclosures originally required under SFAS No. 161. ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-11 is not expected to have any material impact on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-17 is not expected to have any material impact on our financial position, results of operations or cash flows.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

July 31, 2010

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a no working capital surplus, an accumulated deficit of $6,024 and net loss from operations since inception of $6,024. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. The financials statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

As of July 31, 2010, the Company had issued 10,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,500, received in August 2010. The sole officer and director has committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 – STOCKHOLDER’S DEFICIT

As of July 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.
On July 28, 2010, 10,500,000 shares were issued at $0.001 in exchange for $10,500 receivable to the founder of the Company. The net funds were received in August, 2010.

EASY ORGANIC COOKERY, INC.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS

July 31, 2010

NOTE 5 – RELATED PARTY

The Company has received an advance of $774 from the sole officer of the Company. The advance is payable on demand and without interest.

The Company does not own or rent any property.  The office space is provided by the president (or a director or whoever) at no charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for the period presented because we have experienced operating losses since inception. In accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of July 31, 2010 are as follows:
July 31, 2010

Net Operating Loss carry forward	6,024
Effective Tax Rate	35%
Deferred Tax Assets	2,108
Less: Valuation Allowance	(2,108)
Net Deferred Tax Asset .	$ 0

The net federal operating loss carry forward of $6,024 will expire beginning in 2030. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

As long as we succeed to raise the funds required to start our operation, Easy Organic Cookery plans to develop its initial activities in 12 months, after the termination of this offering, as shown in the following tables, which presents the planned activities, duration and investments. If we do not raise enough cash through this offering, the following plan of operation below will take effect after we raise enough funds to do so.

As of the date of this prospectus, we have not yet implemented our business plan; we have only secured the web domain (www.easyorganicookery.com) and created a template of our to-be finalized website.

Our business development is planned to start with Market Research and Analysis for Organic Food, during the first 3 months, Legal and regulatory research on the 2nd and 3rd months, Development of the detailed services concept and development of the detailed Market plan, on the 4th, 5th and 6th months; Suppliers selection and partnership agreements, on the 5th, 6th and 7th months; Searching and hiring nutritionists’ services for Organic Food elaboration, on the 8th, 9th and 10th months and the final development of our website , planned to be done from the 7th to the 12th month (except if we only raise about 25% of the expected with the sale of our common stock, see tables below), when we expect to be fully functional.

We plan on fully developing our strategies on how to market our food and appliance products on the 4th, 5th and 6th months after raising enough funds. We expect to have agreement with our future suppliers in place between the 5th and 7th months after we start implementing our business plan. Around that time, we will also select the best possible organic food suppliers for EOC and EOC+ and the delivery services (we may need to hire a third party delivery company, depending on the supplier).

We expect our website to be fully functional at the end of the 12th month after we start implementing our business plan. We expect to start generating revenues once our website is ready.

Our plans would be curtailed under offering scenarios less than 100%, all our anticipated costs are shown on the tables below under possible results of the sale of our shares (if 100%, 75%, 50% or 25% of the offered shares are sold). The anticipated cost of market research is $5,000, the anticipated cost for developing our organic recipes is $8,000, the anticipated cost to find supplier partners and sourcing products is $2,500 and the anticipated cost for the full development of our website is $11,000.

The tables below represents our plan of operation using the net proceeds (gross proceeds less offering costs) under the 25%, 50%, 75% and 100% offering scenarios.

1.

Market Research and Analysis for Organic Food

✓

Better understand the organic food market by finding research related to it, such as the Market Information and Industry Research - 2009 U.S. Families’ Organic Attitudes and Beliefs Study - from Organic Trade Association (www.ota.com/bookstore/2.html). Estimated cost: $2,500

✓

Analysis of organic food market

✓

Analysis the pre-selected segmentation (see  the chapter “Market Analysis) to ensure its potential or to redefine it

✓

Deeper and screen analysis of what is needed and expected by our target market

✓

Find the requirements of organic recipes and services that is needed and may be not yet fulfilled considering our target market

2.

Legal and regulatory research

✓

Verify legal and regulation requirements related to offering organic recipes services

✓

Verify certifications and possible government approvals needed to execute our business.

✓

Verify how to apply and use the USDA Organic certification from NOP and the Fair Trade Certification (FTC) from TransFair USA

3.

Development of the detailed services concept

✓

According to the results from market research and analysis, refine and detail the concept of EOC and EOC+

4.

Development of the detailed Marketing Plan

✓

Study and define the best strategy to use Facebook, Twitter, You Tube and internet search engines to promote and attract our target market

✓

Select website, expositions and forums to define our participation and the budget needed

5.

Suppliers selections and partnership

✓

Select possible organic food suppliers

✓

Establish partnership and commissioning policy

6.

Hiring nutritionists' services for organic recipes elaboration

✓

Select nutritionists who know how to develop organic recipes

✓

According to the requirements founds in the market research and analysis and the selected suppliers, define and develop the organic recipes with the assistance of the nutritionists

7.

Website development

✓

Contract web designing services to finish our ‘under construction’ website

✓

Develop the Easy Organic Cookery website template according to what was specified in the development of the detailed services concept phase

We expect to generate revenue receiving commission from the sales of our partners’ organic ingredients and appliances (yet to be negotiated with potential suppliers); services fee from the personalized nutritional menu from EOC+ (the fee amount is yet to be defined); advertisements from our future partners and companies related to our business (organic foods, healthy nutritional habits, eco life style, green awareness). We have not contacted any company yet.

To be successful, our company needs to accomplish the steps described above, in order to have a better understanding of the Market and then establish our Marketing strategies. We believe that EOC is a more generic service that can be used by anyone. EOC+ business model will focus more on a specific group. Our company believes that the success of our business relies on the proper execution of the above described plan of operation.

We do not plan to purchase and sell organic food directly, but rather to have as yet unidentified third party suppliers/partners deliver directly to your customers all of the ingredients needed to prepare our free organic recipes under our EOC business model and those planned and selected by our nutritionists under our EOC+ business model.

We expected that all of the ingredients necessary to prepare such recipes and meal plans shall be sourced from multiple suppliers/partners, which would allow us to possibly always have a supplier nearby our clients, resulting in faster delivery and fresher ingredients. We plan on establishing a commissioning policy for each supplier/partner. We expect that our suppliers will be able to deliver the products to our clients using their existing structure. If one or all of our suppliers can’t provide delivery service, we would have to hire a third party delivery company and, in this case, we would charge a delivery fee to our clients. In order to keep the delivery cost down, we intend to seek for several clients who live in the same area, so, more deliveries would be made at each time.

Results of Operations

For the period from inception through January 31, 2011, we had no revenue. Expenses for the period totaled $6,410 resulting in a Net loss of $6,410. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of January 31, 2011 we had $5,990 in cash, with liabilities of $7,924, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Mrs. Kato has lent the Company $1,424 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. Raising 25% of our target would not allow the Company to complete a basic website capable of generation revenues and the Company would have to seek additional capital through debt or equity in order to create a website capable of generating revenue.  The Company believes if it can raise at least 50% or more of its financing goals under this prospectus it will be able to build a website capable of generating revenues.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services other than the ones described on this prospectus nor the purchase of any significant equipment. The equipments to be sold shall be provided by our suppliers and partners. Our company believes that, due to the fact that we have not implemented our business plan and have not generated any revenues yet, it is important to keep the focus on our business plan before starting researching for new products and services, depending on the results of our plan of operation We also do not expect any significant additions to the number of employees, as the company intends to hire third party consultants when necessary.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mrs. Kato has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mrs. Kato is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGARizer. There is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Toshiko Iwamoto Kato Rua Loefgreen 1654, ap 113 Sao Paulo, SP, Brasil 04040-002	65	President, Secretary/ Treasurer, Chief Financial Officer, Chief Executive Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our Company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mrs. Toshiko Kato has been cooking and trying organic recipes for almost 5 years, acquiring experience in the process of choosing the best ingredients and the perfect seasoning for each one and defining a balanced menu for a complete meal. The result was invitations for parties and family’s reunions to cook organic recipes, helping her to have a good sense of cost and managerial skills in the cookery area.

Before that, Mrs. Kato worked in the “Haute Couture” business, creating exclusive custom-fitted clothing. Her main education background came from the “Centro Educacional Michie Akama”, a center of education based on Japanese teaching method to prepare for professional life.

Nowadays Mrs. Kato is looking for internet courses to update her knowledge in business administration, in areas such as marketing, finance and accounting.

Mrs. Kato has been retired for the last 5 years, as of the date of this prospectus.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mrs. Kato other business interests and her involvement in EOC.

EXECUTIVE COMPENSATION

EOC has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (07/06/2010) through January 31, 2011.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Toshiko Iwamoto Kato President	2011	0	0	0	0	0	0	0	0

We did not pay any salaries in 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Toshiko Iwamoto Kato	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of EOC has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. EOC may develop an incentive based stock option plan for its sole officer and director and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (07/06/2010) through January 31, 2011.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Toshiko Iwamoto Kato	0	0	0	0	0	0	0

At this time, EOC has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Toshiko Iwamoto Kato, Rua Loefgreen 1654, ap 113 Sao Paulo, SP, Brasil 04040-002	10,500,000	100%	70.0%	75.7%	82.4%	90.3%

	All Officers and Directors as a Group (1 person)	10,500,000	100%	70.0%	75.7%	82.4%	90.3%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Mrs. Kato is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 28, 2010, we issued a total of 10,500,000 shares of common stock to Mrs. Toshiko Iwamoto Kato, our sole officer and director, for total cash consideration of $10,500. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mrs. Kato has lent the Company $1,424 to bring the Company’s payables up to date. The funds forwarded to the Company by Mrs. Kato have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$6,000.00
SEC Filing Fee	$10.00
Printing & Transfer Agent	$1,500.00

TOTAL	$7,510.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

EOC is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The 10,500,000 shares sold to our sole officer and director were offered and sold in reliance on  the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 9, 2010

We have issued 10,500,000 common shares to our sole officer and director for total of $10,500 received on August 9, 2010, or $0.001 per share.

The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5(i)	Opinion re legality
23(i)	Consent of experts and counsel

 Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Easy Organic Cookery, Inc., dated 07/06/2010.

Exhibit 3(ii)

Certificate of Correction of Easy Organic Cookery, Inc., dated 08/04/2010.

Exhibit 3(iii)

Bylaws of Easy Organic Cookery, Inc. approved and adopted on 07/06/2010.

Exhibit 5(i)

Opinion of Diane D. Dalmy, dated February 25, 2011, regarding the legality of the securities being registered.

Exhibit 23(i)

Consent of De Joya Griffith & Company, LLC, dated May 26, 2011, regarding the use in this Registration Statement of their audit report, dated August 13, 2010, relating to the accompanying audited balance sheet as of July 31, 2010 and related statements of operations, stockholder’s deficit and cash flows from inception (July 6, 2010) through July 31,2010, which appears in such Registration Statement.

*Previously filed on February 28, 2011

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         If the registrant is relying on Rule 430B:

A.   Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sao Paulo, State of Sao Paulo, on this 27th day of May 2011.

Easy Organic Cookery, Inc.

/s/ Toshiko Iwamoto Kato

Toshiko Iwamoto Kato

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Toshiko Iwamoto Kato

Toshiko Iwamoto Kato

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

May 27, 2011